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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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AMERICAN CAPITAL SENIOR FLOATING, LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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American Capital Senior Floating, Ltd.
245 Park Avenue, 42nd Floor
New York, New York 10167

May 25, 2018

Dear Stockholder:

        You are cordially invited to attend a Special Meeting of Stockholders (the "Special Meeting") of American Capital Senior Floating, Ltd. (the "Company") to be held on June 28, 2018 at 11:00 a.m., New York Time, at the offices of Proskauer Rose LLP, Eleven Times Square, New York, New York 10036.

        The enclosed Notice of Special Meeting of Stockholders and Proxy Statement describe the formal business to be transacted at the Special Meeting. At the meeting, you will be asked to approve the Plan of Complete Liquidation and Dissolution of the Company (the "Plan"), including the sale of all or substantially all of the Company's assets and the dissolution of the Company pursuant to the Plan.

        Your vote is important regardless of the number of shares you own. We urge you to fill out, sign, date and mail the enclosed proxy card or authorize your proxy by telephone or through the Internet as soon as possible even if you currently plan to attend the Special Meeting. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting.

        On behalf of your board of directors, thank you for your continued interest and support.

Sincerely,

Kevin R. Braddish Director and Chief Executive Officer

American Capital Senior Floating, Ltd.
245 Park Avenue, 42nd Floor
New York, New York 10167

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 28, 2018

To the Stockholders of American Capital Senior Floating, Ltd.:

        Notice is hereby given that a Special Meeting of Stockholders (the "Special Meeting") of American Capital Senior Floating, Ltd., a Maryland corporation (the "Company"), will be held on June 28, 2018 at 11:00 a.m., New York Time, at the offices of Proskauer Rose LLP, Eleven Times Square, New York, New York 10036 for the following purpose:

  1.
  To consider and vote upon a proposal to approve the Plan of Complete Liquidation and Dissolution of the Company (the "Plan"), including the sale of all or substantially all of the Company's assets and the dissolution of the Company pursuant to the Plan.

        Only the holders of record of shares of the Company's common stock (NASDAQ: ACSF) at the close of business on May 17, 2018 will be entitled to receive notice of and vote at the Special Meeting and any postponement or adjournment of the meeting.

        It is important that all stockholders participate in the affairs of the Company, regardless of the number of shares owned. Accordingly, the Company urges you to promptly fill out, sign, date and mail the enclosed proxy card or authorize your proxy by telephone or through the Internet as soon as possible even if you plan to attend the Special Meeting. Instructions are shown on the proxy card.

        You have the option to revoke your proxy at any time prior to the Special Meeting, or to vote your shares personally on request if you attend the meeting. If there are not sufficient votes for a quorum or to approve any of the foregoing proposals at the time of the Special Meeting, the Special Meeting may be adjourned in order to permit further solicitation of proxies by the Company.

By Order of the Board of Directors,

Ian P. Fitzgerald Secretary

New York, New York
May 25, 2018

American Capital Senior Floating, Ltd.
245 Park Avenue, 42nd Floor
New York, New York 10167

PROXY STATEMENT
SPECIAL MEETING OF STOCKHOLDERS

        The proxy card that accompanies this proxy statement is being solicited by the board of directors (the "Board") of American Capital Senior Floating, Ltd., a Maryland corporation (the "Company," "ACSF," "we," "us" or "our"), for use at the Special Meeting of Stockholders of the Company (the "Special Meeting") to be held on June 28, 2018 at 11:00 a.m., New York Time, at the offices of Proskauer Rose LLP, Eleven Times Square, New York, New York 10036, or at any adjournment or postponement thereof. This proxy statement, the Notice of Special Meeting of Stockholders and the accompanying proxy card are first being released to the Company's stockholders on or about May 25, 2018.

        We encourage you to vote your shares, either by voting in person at the Special Meeting or by granting a proxy (i.e., authorizing someone to vote your shares). If you properly authorize your proxy and the Company receives it in time for the Special Meeting, the persons named as proxies will vote the shares registered directly in your name in the manner that you specify. If no specification is made, the votes entitled to be cast by you will be cast FOR the proposal to approve the Plan of Complete Liquidation and Dissolution of the Company (the "Plan"), including the sale of all or substantially all of the Company's assets and the dissolution of the Company pursuant to the Plan.

        Any stockholder "of record" (i.e., stockholders holding shares directly in their name) giving a valid proxy for the Special Meeting may revoke it before it is exercised by giving a later-dated properly executed proxy, by giving notice of revocation to the Company in writing before or at the Special Meeting or by attending the Special Meeting and voting in person. However, the mere presence of the stockholder at the Special Meeting does not revoke the proxy. If your shares are held for your account by a broker, bank or other institution or nominee, you may vote such shares at the Special Meeting only if you obtain proper written authority from your institution or nominee and present it at the meeting. If your shares are held for your account by a broker, bank or other institution or nominee, to revoke any voting instructions prior to the time the vote is taken at the Special Meeting, you must contact such broker, bank or other institution or nominee to determine how to revoke your vote in accordance with its policies a sufficient time in advance of the Special Meeting.

        Unless revoked as stated above, the shares of common stock represented by valid proxies will be voted on all matters to be acted upon at the Special Meeting.

        The record date for determination of stockholders entitled to vote at the Special Meeting is the close of business on May 17, 2018. As of May 17, 2018, there were 10,000,100 shares of the Company's common stock outstanding. Each share of common stock has one vote. The presence, in person or by proxy, of the holders of a majority of the shares of common stock of the Company shall constitute a quorum for the purposes of the Special Meeting. If there are not sufficient votes for a quorum or to approve or ratify the foregoing proposal at the time of the Special Meeting, the chairman of the meeting may adjourn the Special Meeting in order to permit further solicitation of proxies by the Company.

        You may vote "For" or "Against," or abstain from voting on, Proposal 1 (to approve the Plan, including the sale of all or substantially all of the Company's assets and the dissolution of the Company pursuant to the Plan). The affirmative vote of holders of at least a majority of the total outstanding shares of the Company's common stock is required under the Company's charter (the "Company Charter") to approve Proposal 1. Abstentions will have the effect of a vote "Against" Proposal 1.

        Abstentions will be deemed to be present for the purpose of determining a quorum for the Special Meeting. However, abstentions are not counted as votes cast. There will not be any broker non-votes at the Special Meeting because there are no routine proposals to be voted on at the Special Meeting. A "broker non-vote" with respect to a matter occurs when a broker, bank or other institution or nominee holding shares on behalf of a beneficial owner has not received voting instructions from the beneficial owner on a particular proposal and does not have, or chooses not to exercise, discretionary authority to vote the shares on such proposals.

        The Company will bear the cost of solicitation of proxies in the form accompanying this statement. Proxies will be solicited by mail or by requesting brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares of common stock held of record by such brokers, custodians, nominees and fiduciaries, each of whom we will reimburse for its expenses in so doing. In addition to the use of mail, directors, officers and employees of Ivy Hill Asset Management, L.P., the Company's investment adviser ("IHAM" or the "Adviser"), or its affiliates, without special compensation therefor, may solicit proxies personally or by telephone, electronic mail, facsimile or other electronic means from stockholders. The address of IHAM is 245 Park Avenue, 42nd Floor, New York, New York 10167.

        The Company has engaged the services of Georgeson LLC ("Georgeson") for the purpose of assisting in the solicitation of proxies at an anticipated cost of approximately $10,000, plus reimbursement of certain expenses and fees for additional services requested. Please note that Georgeson may solicit stockholder proxies by telephone on behalf of the Company. They will not attempt to influence how you vote your shares but only ask that you take the time to authorize your proxy. You may also be asked if you would like to authorize your proxy over the telephone and to have your voting instructions transmitted to the Company's proxy tabulation firm.

 INFORMATION ABOUT THE SPECIAL MEETING AND THE PLAN

What is the purpose of the Special Meeting?

        At the Special Meeting, stockholders of the Company will vote upon a proposal to approve the Plan, including the sale of all or substantially all of the Company's assets and the dissolution of the Company pursuant to the Plan, which is attached as Exhibit A to this proxy statement. Upon the approval of the Plan, the Company will cease to carry on business except to the extent necessary for the liquidation of the Company's assets and the winding up of the Company's business and affairs. No other matters may be considered at the Special Meeting other than the matters set forth below.

What will I be voting on at the Special Meeting?

        At the Special Meeting, you will be asked to consider and vote upon a proposal to approve the Plan, including the sale of all or substantially all of the Company's assets and the dissolution of the Company pursuant to the Plan.

        If the Plan is approved, the Company and the Adviser will undertake the following, among other things:

  •
  promptly winding up the Company's affairs, collecting the Company's assets and paying or providing for the Company's liabilities (including contingent liabilities);

  •
  selling all or substantially all of the Company's assets, including any and all property of the Company at public or private sale;

  •
  making one or more liquidating distributions to the Company's stockholders after the Company sells all or substantially all of its assets, pays all of its known liabilities and provides for contingent liabilities; and

  •
  dissolving the Company, all in accordance with the Plan.

        A summary of the Plan begins on page 10 of this proxy statement and is qualified in its entirety by reference to Exhibit A. You should read the Plan.

Why was the Plan adopted?

        As a result of discussions over a series of meetings, at a meeting of the Board held on May 4, 2018, the Board unanimously approved the Plan, including the sale of all or substantially all of the Company's assets and the dissolution of the Company pursuant to the Plan. In reaching a decision to approve the Plan, the Board considered various strategic alternatives, including:

  •
  continuing the Company as a stand-alone entity, including with increased leverage;

  •
  engaging in a merger or acquisition transaction with affiliated or third party companies; and

  •
  liquidating and dissolving the Company.

        After considering the various strategic alternatives, the Board determined that the estimated aggregate distribution to be received by the Company stockholders in connection with the sale of all or substantially all of the Company's assets and a dissolution of the Company, pursuant to the Plan, would likely maximize stockholder value within a reasonable period of time and with greater certainty than if the Company were to pursue other strategic alternatives.

        A summary of the reasons for the Board's approval of the Plan begins on page 8 of this proxy statement.

Are there any interests in the Plan that differ from my own?

        Yes. The Company is managed by the Adviser pursuant to the terms of a management agreement. Pursuant to the management agreement, the Adviser receives certain fees as compensation for management services provided to the Company. If the Plan is approved, such fees will continue to be paid until the Company's liquidation and dissolution is completed, as calculated pursuant to the management agreement. The Adviser will not receive any additional fees in connection with the Company's liquidation and dissolution.

How much should I expect to receive in the liquidation?

        Based on current information, the Company currently estimates that, following the sale of the Company's portfolio assets and after deducting for estimated expenses in connection with the liquidation and dissolution of the Company and the payment of all of the Company's estimated other liabilities, the aggregate amount of distributions to be received by each stockholder (including cumulative dividends declared and payable after March 31, 2018) will be between 97% to 99% of the Company's net asset value ("NAV") per share as of March 31, 2018 of $13.11. However, there can be no assurance that the sale price of a particular portfolio investment will be at or substantially similar to that portfolio investment's estimated fair value or that the Company will be successful in selling all of the Company's portfolio investments. The actual distributions received by each stockholder could be more or less than the estimated range and the timing of the asset sales and distributions is uncertain. All expenses incurred by the Company, its officers and/or the employees of the Adviser and its affiliates in carrying out the Plan, including the sale of all or substantially all of the Company's assets and the liquidation and dissolution of the Company, shall be borne by the Company.

When will I receive my liquidating distributions?

        The Company expects to make one or more liquidating distributions to the Company's stockholders after the Company sells all or substantially all of its assets, pays all of its known liabilities and provides for contingent liabilities.

Will I continue to receive monthly dividends until the liquidation is complete?

        The Board has authorized and the Company has declared monthly cash dividends of $0.097 per share for each of May, June and July 2018. If the Plan is approved, the Board will review the timing and amount of any future monthly dividends after July 2018, taking into consideration the Company's operating results and capital needs. There is no assurance that the Company will continue paying a monthly dividend after the July 2018 dividend at the existing rate, if at all.

What are the U.S. federal income tax consequences of the liquidation?

        Liquidating distributions to you under the Plan generally are not taxable to you for U.S. federal income tax purposes until total distributions to you exceed the tax basis of your shares of common stock. Should your total liquidating distributions exceed the tax basis of your shares of common stock, then, for U.S. federal income tax purposes such excess amounts generally will be capital gains, assuming you hold your shares as a capital asset. Such capital gains may be long-term capital gains if you held your shares for more than one year; otherwise, such capital gains will be short-term capital gains. A summary of these tax consequences begins on page 11 of this proxy statement. An Individual Retirement Account (an "IRA") generally is not taxable on investment income and gain from the Company (assuming that the IRA did not incur debt to finance its investment in the Company). Accordingly, the receipt by an IRA of a liquidating distribution should not be a taxable event for the IRA. However, if the liquidating distribution is distributed to the IRA beneficiary (as opposed to the IRA retaining the liquidating distribution), then the liquidating distribution may be taxable to the IRA beneficiary. If the liquidating distribution is distributed to an IRA beneficiary, the IRA beneficiary may be able to roll the liquidating distribution into another IRA within sixty (60) days of the date of the distribution in order to avoid having to include the liquidating distribution in his or her taxable income for the year. You should consult your own tax advisor for a full understanding of the particular tax consequences of the liquidation to you as well as the tax consequences of any other dividends or distributions by the Company.

Whom should I call with other questions?

        If you have additional questions about this proxy statement or the Special Meeting or would like additional copies of this Proxy Statement, please contact the Company's Investor Relations Department at American Capital Senior Floating, Ltd., 245 Park Avenue, 42nd Floor, New York, New York 10167 or 888-818-5298; or please contact Georgeson, the firm assisting us in the solicitation of proxies, toll-free at 866-216-0462.

How does the Board recommend that I vote at the special meeting?

        The Board unanimously recommends voting FOR Proposal 1, the approval of the Plan, including the sale of all or substantially all of the Company's assets and the dissolution of the Company pursuant to the Plan.

 SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

        The following table sets forth, as of May 17, 2018 (unless otherwise noted), the number of shares of the Company's common stock beneficially owned by each of its current directors and named executive officers, all directors, executive officers and certain other officers as a group and certain beneficial owners, according to information furnished to the Company by such persons or publicly available filings.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "Commission") and includes voting or investment power with respect to the securities. Ownership information for those persons who beneficially own 5% or more of the outstanding shares of the Company's common stock is based upon Schedule 13D, Schedule 13G or other filings by such persons with the Commission and other information obtained from such persons. Except as otherwise noted below, each person named in the following table has sole voting and investment power with respect to all shares of the Company's common stock that he or she beneficially owns.

        The address for Mr. Lem is American Capital Senior Floating, Ltd., 2000 Avenue of the Stars, 12th Floor, Los Angeles, CA 90067. The address for each of the directors and other executive officers is American Capital Senior Floating, Ltd., 245 Park Avenue, 42nd Floor, New York, New York 10167.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Directors and Named Executive Officers:
Interested Directors
Kevin R. Braddish	—		—
Independent Directors
Phyllis R. Caldwell	3,750		*
Gilbert Crawford	10,500		*
Larry K. Harvey	6,723		*
Named Executive Officers Who Are Not Directors
Ian P. Fitzgerald	—		—
Scott C. Lem	—		—
Penni F. Roll	—		—
All Directors, Executive Officers and Certain Other Officers as a Group (11 persons)	20,973	(2)	*

*
Represents less than 1%.

(1)
Based on 10,000,100 shares of common stock outstanding as of May 17, 2018.

(2)
Includes shares owned by officers of the Company that are not "Named Executive Officers," as defined in Item 402 of Regulation S-K, as promulgated under the Securities Act of 1933.

PROPOSAL 1: APPROVAL OF THE PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION OF THE COMPANY, INCLUDING THE SALE OF ALL OR SUBSTANTIALLY ALL OF THE COMPANY'S ASSETS AND THE DISSOLUTION OF THE COMPANY PURSUANT TO THE PLAN

        Stockholders of the Company are being asked to approve the Plan, including the sale of all or substantially all of the Company's assets and the dissolution of the Company pursuant to the Plan, which is attached as Exhibit A to this proxy statement.

        At an in-person meeting of the Board held on May 4, 2018, the Board unanimously voted to approve the Plan, including the sale of all or substantially all of the Company's assets and the dissolution of the Company pursuant to the Plan, as being advisable and in the best interests of the Company and its stockholders. The Board then directed that the Plan be submitted to stockholders for approval with the Board's recommendation that the stockholders of the Company vote to approve the Plan, including the sale of all or substantially all of the Company's assets and the dissolution of the Company pursuant to the Plan.

        The affirmative vote of holders of at least a majority of the total outstanding shares of the Company's common stock is required to approve this proposal. Abstentions will have the effect of a vote "Against" this proposal.

        If the stockholders of the Company approve the Plan, the Company and the Adviser will undertake to direct the sale or disposition of the Company's entire portfolio and other assets pursuant to the Plan as soon as reasonably practicable, the discharging of, making reasonable provision for the payment of, or maintaining reserves against all liabilities (including contingent liabilities) of the Company, and the distribution of the net proceeds to the stockholders of the Company in one or more liquidating distributions. The Company expects that stockholders of the Company will receive such distributions in cash. All expenses incurred by the Company, its officers and/or the employees of the Adviser and its affiliates in carrying out the Plan, including the sale of all or substantially all of the Company's assets and the liquidation and dissolution of the Company, shall be borne by the Company. As soon as reasonably practicable following the payment of the final liquidating distribution, the Company will dissolve in accordance with the laws of the State of Maryland and the Company Charter.

        If the stockholders of the Company do not approve the Plan, the Board will consider what further action, if any, to take.

Background

        The Company, a Maryland corporation organized in February 2013 that commenced operations on October 15, 2013, is an externally managed, diversified closed-end investment management company. The Company has elected to be treated as a business development company ("BDC") under the Investment Company Act of 1940, as amended (the "Investment Company Act"). In January 2014, the Company completed an initial public offering (the "IPO") of approximately 10.0 million shares of common stock at the public offering price of $15.00 per share for gross proceeds of $150.0 million. The Company was managed from the time of the IPO until January 3, 2017 by American Capital ACSF Management, LLC (the "Prior Manager"), an indirect subsidiary of American Capital Asset Management, LLC ("ACAM"), which was a wholly owned portfolio company of American Capital, Ltd. ("American Capital"). On January 3, 2017, Ares Capital Corporation ("Ares Capital") acquired American Capital (the "Acquisition") and the Company entered into an interim management agreement with the Adviser, a wholly owned portfolio company of Ares Capital. On May 19, 2017, following the approval by the Company's stockholders, the Company entered into a new management agreement with the Adviser.

        The Company's asset size is relatively small compared to other BDCs, with approximately $131 million in net assets and $232 million in total assets, each as of March 31, 2018. For the three months ended March 31, 2018, the Company's total expenses were approximately $1.9 million, which represented approximately 1.4% and 0.8% of the Company's net assets and total assets, respectively, as of March 31, 2018. Since the Company's IPO in 2014, the Company has not been able to raise additional equity capital in a cost-efficient manner.

        After the Acquisition, beginning in the first quarter of 2017, the Adviser voluntarily agreed to be responsible for certain of the Company's 2017 quarterly other operating expenses in excess of a certain percentage of the Company's consolidated net assets, less net unrealized gain or loss, each as determined under GAAP (individually, for each such quarter, a "Voluntary Expense Cap" and collectively, the "Voluntary Expense Caps"). The first quarter 2017 Voluntary Expense Cap was calculated based on an annual rate of 0.75% of the Company's consolidated net assets less net unrealized gain or loss as of March 31, 2017. The second quarter 2017 Voluntary Expense Cap and third quarter 2017 Voluntary Expense Cap were calculated based on an annual rate of 1.00% of the Company's consolidated net assets less net unrealized gain or loss as of June 30, 2017 and September 30, 2017, respectively. The fourth quarter 2017 Voluntary Expense Cap was calculated based on an annual rate of 1.25% of the Company's consolidated net assets less net unrealized gain or loss as of December 31, 2017. The Voluntary Expense Caps reduced the Company's total annual operating expenses for calendar year 2017 by 9.3%. The Adviser did not agree to be responsible for any of the Company's operating expenses beyond December 31, 2017. Accordingly, all of the Company's expenses have been borne by the Company's stockholders since January 1, 2018.

        In addition, shares of the Company have historically traded at a discount to their NAV per share. As of March 31, 2018, prior to the Board's approval of the Plan, the NAV of the Company's common stock was $13.11 and the market price of its common stock was $11.15, representing a discount of approximately 15.0%. During the 12-month and 18-month periods ended March 31, 2018, the Company's common stock traded at an average discount to NAV of approximately 11.5% and 10.9%, respectively.

        Since the Acquisition, Company management has reported regularly to the Board on the Company's asset base, operating expenses and discount to NAV. The Board has met on multiple occasions over the past several months to discuss various strategic alternatives in order to seek to address these matters and enhance stockholder value. On October 5, 2017, the Board held a meeting to review and consider certain strategic alternatives of the Company. Following such meeting, the directors who are not "interested persons" (as defined in the Investment Company Act) of the Company (the "Independent Directors"), met separately with their independent legal counsel to discuss such strategic alternatives and then directed Company management to provide additional information with respect to such strategic alternatives. At meetings of the Board held on November 21, 2017, December 14, 2017, January 16, 2018, February 16, 2018 and April 23, 2018, the Board further considered and discussed various strategic alternatives with Company management. Those alternatives, including the liquidation and dissolution of the Company, are discussed below. At an in-person meeting of the Board held on May 4, 2018, the Board unanimously approved the Plan, including the sale of all or substantially all of the Company's assets and the dissolution of the Company pursuant to the Plan, concluding that the Plan was in the best interests of the Company and its stockholders.

Key Board Considerations

        In reaching a decision to approve the Plan, including the sale of all or substantially all of the Company's assets and the dissolution of the Company pursuant to the Plan, the Board considered various strategic alternatives, including:

  •
  continuing the Company as a stand-alone entity, including with increased leverage;

  •
  engaging in a merger or acquisition transaction with affiliated or third party companies; and

  •
  liquidating and dissolving the Company.

        During this process, the Board considered the possibility of continuing the Company as a stand-alone entity. Among other things, the Board considered the Company's expected future earnings and expenses, the potential disadvantages of the Company's relatively small scale compared to other publicly-traded BDCs and the resulting difficulty of achieving an attractive return level and trading at or above NAV. The Board also considered the challenging effects of the current yield environment and the downward pressure on the Company's net interest margin, which had, for example, reduced the Company's net investment income from approximately $3.1 million for the three months ended March 31, 2017 to approximately $2.2 million for the three months ended March 31, 2018 and from approximately $11.8 million for the year ended December 31, 2016 to approximately $10.6 million for the year ended December 31, 2017. The Board also considered the Company's historical and expected operating expenses and the fact that the Voluntary Expense Caps were not being extended past 2017. The Board determined that, absent more favorable market yields in the near term or higher leverage, existing downward pressures on interest income and elevated operating expenses would likely result in the Company being unable to sustain its current dividend level and likely require the Company to reduce the dividend level or return a portion of stockholders' capital.

        The Board also considered the possibility of increasing the Company's leverage in light of the Small Business Credit Availability Act, which was signed into law on March 23, 2018 and permits a BDC, such as the Company, to reduce its asset coverage ratio from 200% to 150%, subject to certain approval, timing and disclosure requirements. The Board discussed that increasing leverage could take a significant amount of time to implement, as well as the significant uncertainties surrounding market acceptance of any increase in leverage and the ability of the Company to raise and effectively deploy new capital. The Board also considered that any increase in leverage could materially change the Company's risk profile and increase the Company's borrowing costs.

        The Board also considered the possibility of a transaction, such as a merger or acquisition, with affiliated or third party companies. The Board discussed that it was likely that any potential third party acquirer would offer to acquire the Company at a price below NAV, and that any such discount could be material. With respect to possible transactions with affiliated or third party companies, the Board considered the uncertain timing and the potentially significant costs associated with such a transaction. Among other things, the Board discussed the regulatory approvals associated with certain merger or acquisition transactions, the timing and costs associated with obtaining such approvals, and the significant timing and uncertainty of being able to consummate a transaction, if at all. The Board also discussed that it was likely that the consideration paid in any such transaction would take the form of stock of the acquirer, which would require the Company's stockholders to assume market risks associated with such stock. The Board also considered the potential costs associated with pursuing a third party transaction, which, in the event of a successful transaction, would likely be significant enough to increase NAV dilution and reduce value to stockholders, and, in the event of an unsuccessful transaction, would likely add significantly to the Company's expenses and put further pressure on its earnings. The Board also considered that the Company's fee structure is generally lower than other BDCs with similar investment objectives and, unlike other publicly-traded BDCs, does not include an incentive fee. The Board further considered that the asset profile of the Company was generally differentiated from those of other BDCs, which generally had a greater focus on less liquid assets. The Board discussed that a merger or acquisition transaction would likely subject the Company's stockholders to a materially different management fee structure and asset composition than they were subject to as stockholders of the Company.

        The Board also considered the possible liquidation and dissolution of the Company and the distribution of its assets to stockholders. When comparing the possible liquidation and dissolution of the Company to other strategic alternatives, the Board considered the costs of continuing to operate the Company based on its current asset size and expenses, the anticipated difference in an offer price for the Company's assets compared to what the Adviser reasonably expected to obtain for those assets in a liquidation, the expectation that any liquidating distributions would be payable in cash to the Company's stockholders, and the timing and approvals associated with a liquidation and dissolution of the Company. The Board also noted that the Company's portfolio assets generally were more liquid than the assets of other BDCs and that liquidation of the Company's portfolio could be achieved within a reasonably determinable timeframe. The Board also considered potentially negative factors in its deliberations concerning the possible liquidation and dissolution of the Company, including that there could be no assurance that the Company will be successful in disposing of its assets for values equal to or exceeding the Adviser's current expectations or that such dispositions would occur in the time frame expected, the anticipated expenses and potential for unforeseen expenses that may be incurred in connection with the sale of the Company's assets and the continued operation of the Company through its dissolution.

        After considering the various strategic alternatives, the Board determined that the estimated aggregate distribution to be received by the Company stockholders in connection with the sale of all or substantially all of the Company's assets and a dissolution of the Company, pursuant to the Plan, would likely maximize stockholder value within a reasonable period of time and with greater certainty than if the Company were to pursue other strategic alternatives. Based upon the foregoing considerations and other relevant factors, the Board unanimously determined that the Plan, including the sale of all or substantially all of the Company's assets and the dissolution of the Company pursuant to the Plan, was advisable and in the best interests of the Company and its stockholders.

Description of the Plan

        The Plan shall be effective only upon the adoption and approval of the Plan by the affirmative vote of holders of at least a majority of the total outstanding shares of the Company's common stock. The date of such adoption and approval of the Plan by the stockholders is hereinafter called the "Effective Date." As soon as practicable after the Effective Date, the Company shall be voluntarily liquidated and dissolved.

        Pursuant to the Plan, the proper officers of the Company shall complete the sale of all or substantially all of the Company's assets and the liquidation and dissolution of the Company by taking the following actions:

  (i)
  promptly winding up the Company's affairs, collecting its assets and paying or providing for its liabilities (including contingent liabilities);

  (ii)
  selling all or substantially all of the Company's assets, including any and all property of the Company at public or private sale;

  (iii)
  resolving all claims or actions of the Company or to which the Company is subject;

  (iv)
  declaring and paying to the Company's stockholders liquidating distributions in cash, kind or both;

  (v)
  canceling all outstanding shares of stock of the Company upon the dissolution of the Company;

  (vi)
  executing contracts of sale, deeds, assignments, notices and other documents in connection with the liquidation and dissolution of the Company;

  (vii)
  executing such forms and documents as are required by the State of Maryland, any jurisdiction in which the Company has been qualified to business and the Federal government, including tax returns; and

  (viii)
  paying all costs, fees and expenses, taxes and other liabilities incurred by the Company and/or its officers in carrying out the liquidation and dissolution of the Company.

        The Company expects to make one or more liquidating distributions to its stockholders after the Company sells all or substantially all of its assets, pays all of its known liabilities and provides for contingent liabilities. The Company expects the total costs in connection with the liquidation and dissolution to be approximately $0.9 million. The actual costs may be more or less than such estimate.

        We currently estimate that, following the sale of the Company's portfolio assets and after deducting for estimated expenses in connection with the liquidation and dissolution of the Company and the payment of all of the Company's estimated other liabilities, the aggregate amount of distributions received by each stockholder (including cumulative dividends declared and payable after March 31, 2018) will be between 97% to 99% of the Company's NAV per share as of March 31, 2018 of $13.11. However, there can be no assurance that the sale price of a particular portfolio investment will be at or substantially similar to that portfolio investment's estimated fair value or that the Company will be successful in selling all of its portfolio investments. The actual distributions received by each stockholder could be more or less than the estimated range and the timing of the asset sales and distributions is uncertain. All expenses incurred by the Company, its officers and/or the employees of the Adviser and its affiliates in carrying out the Plan, including the sale of all or substantially all of the Company's assets and the liquidation and dissolution of the Company, shall be borne by the Company. The Adviser will not receive any additional fees in connection with the liquidation and dissolution. Pursuant to the management agreement, however, the Adviser receives certain fees as compensation for management services provided to us. If the Plan is approved, such fees as calculated pursuant to the management agreement will continue to be paid until our liquidation and dissolution is completed.

        Upon assignment and conveyance of the assets of the Company to its stockholders, in complete liquidation of the Company as contemplated above, the Company will be dissolved in accordance with the Plan and Maryland law. Other than regulatory filings necessary to consummate the Plan, none of which entail the exercise of discretion by the agencies where the filings are to be made, the Company is not required to seek the approval of any federal or state regulatory agency to consummate the Plan.

        Under Maryland law, stockholders will not be entitled to appraisal rights in connection with the sale of all or substantially all of the Company's assets and the liquidation and dissolution of the Company pursuant to the Plan.

Certain Material U.S. Federal Income Tax Consequences of the Plan

        The following discussion is a general summary of certain material U.S. federal income tax considerations of the sale of all or substantially all of the Company's assets and the dissolution of the Company pursuant to the Plan applicable to a U.S. stockholder. This discussion does not purport to be a complete description of all of the tax considerations relating to the Plan and does not discuss any other tax considerations related to the acquisition, holding or disposing of our common stock. In addition, we have not described certain considerations that may be relevant to holders of our common stock other than U.S. stockholders (as defined herein) or to U.S. stockholders subject to special treatment under U.S. federal income tax laws, including tax-exempt organizations, insurance companies, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting for securities holdings, pension plans and trusts, financial institutions, persons who hold our common stock as part of a straddle or a hedging or conversion transaction, persons subject to the alternative minimum tax and U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar. This discussion assumes that investors hold the Company's common stock as capital assets (within the meaning of the Internal Revenue Code of 1986, as amended (the "Code")). This discussion is based upon the Code, its legislative history, Treasury regulations (including temporary and proposed regulation), administrative rulings and court decisions, each as of the date of this proxy statement and all of which are subject to change, possibly retroactively, which could affect the continuing validity of this discussion. The Company has not sought and will not seek any ruling from the Internal Revenue

Service (the "IRS") regarding the U.S. federal income tax consequences of the sale of all or substantially all of the Company's assets and the dissolution of the Company pursuant to the Plan. This discussion does not discuss any aspects of U.S. estate or gift tax or any foreign, state or local tax. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

        A "U.S. stockholder" is a beneficial owner of shares of the Company's common stock that is for U.S. federal income tax purposes:

  •
  a citizen or individual resident of the United States;

  •
  a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

  •
  a trust, if a court within the United States has primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions, or the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

  •
  an estate, the income of which is subject to U.S. federal income taxation regardless of its source.

        If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds shares of the Company's common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Prospective beneficial owners of shares of the Company's common stock that are partnerships or partners in such partnerships should consult their own tax advisers with respect to the sale of all or substantially all of the Company's assets and the dissolution of the Company pursuant to the Plan.

        The tax consequences to investors of the sale of all or substantially all of the Company's assets and the dissolution of the Company pursuant to the Plan will depend on the facts of their particular situation. We encourage investors to consult their own tax advisors regarding the specific consequences of the Plan, including tax reporting requirements, the applicability of U.S. federal, state, local and foreign tax laws, eligibility for the benefits of any applicable tax treaty and the effect of any possible changes in the tax laws.

Liquidating Distributions to U.S. Stockholders

        This discussion is addressed to U.S. stockholders. If you are not a U.S. stockholder, this discussion does not apply to you. Holders of the Company's common stock who are not U.S. stockholders should consult their own tax advisor as to the U.S. federal and any other tax consequences of a receipt of a liquidating distribution in their individual circumstances.

        We intend, and this disclosure assumes, that no liquidating distribution will be made other than in cash. If the Company distributes property other than cash as part of a liquidating distribution, the tax consequences, including whether or not such distribution is taxable, may be significantly different than as described below. Any U.S. stockholder that receives a liquidating distribution made other than in cash should consult their own tax advisors as to the U.S. federal, state, local and foreign tax consequences of such liquidating distribution.

        A U.S. stockholder will be treated as receiving a liquidating distribution made by the Company in exchange for their common stock, and such liquidating distribution will be treated as ratably allocable to each share of common stock such U.S. stockholder holds. If a U.S. stockholder acquired the Company's common stock in more than one transaction, such U.S. stockholder will be treated as holding more than one "block" of shares of the Company's common stock. Gain or loss will be determined separately for each block of shares of the Company's common stock (i.e., shares acquired at the same cost in a single transaction), and generally will be capital gain or loss. If the portion of the liquidating distribution received that is allocable to a block of shares of the Company's common stock held by a U.S. stockholder is greater than such U.S. stockholder's adjusted basis in such block then the portion of such liquidating distribution will first reduce the tax basis of a U.S. stockholder in such block, and will be non-taxable to that extent. Thereafter, the remaining portion of such liquidating distribution allocable to such block in excess of such U.S. stockholder's adjusted basis will be taxable as capital gain. If the portion of the liquidating distribution allocable to a U.S. stockholder's block does not equal or exceed such U.S. stockholder's adjusted basis in such share, then such U.S. stockholder will recognize a capital loss in the amount of the difference between such U.S. stockholder's adjusted basis in such block and the amount of the liquidating distribution received by such U.S. stockholder that is allocable to such block. A U.S. stockholder's holding period will be calculated separately for each block. Capital gain or loss will be long-term or short-term, depending on whether the U.S. stockholder has held the block for more than one year on the date of the liquidating distribution. The Company's losses and loss carryforwards, if any, will not available to U.S. shareholders.

        An additional 3.8% surtax may be imposed on certain U.S. stockholders who are individuals, estates or trusts that have gross income in excess of certain limits and that recognize gain from the sale of all or substantially all of the Company's assets and the dissolution of the Company pursuant to the Plan. U.S. stockholder should consult their own tax adviser as to the application of this surtax in their individual circumstances.

        An IRA generally is not taxable on investment income and gain from the Company (assuming that the IRA did not incur debt to finance its investment in the Company). Accordingly, the receipt by an IRA of a liquidating distribution should not be a taxable event for the IRA. However, if the liquidating distribution is distributed to the IRA beneficiary (as opposed to the IRA retaining the liquidating distribution), then the liquidating distribution may be taxable to the IRA beneficiary. If the liquidating distribution is distributed to an IRA beneficiary, the IRA beneficiary may be able to roll the liquidating distribution into another IRA within sixty (60) days of the date of the distribution in order to avoid having to include the liquidating distribution in his or her taxable income for the year.

  Backup Withholding

        The Company may be required to withhold U.S. federal income tax ("backup withholding") from distributions made in connection with the Plan to any non-corporate U.S. stockholder (1) who fails to furnish the Company with a correct taxpayer identification number or a certificate that such stockholder is exempt from backup withholding or (2) with respect to whom the IRS notifies the Company has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual's taxpayer identification number is his or her social security number. Backup withholding is not an additional tax. Any amount withheld under backup withholding is allowed as a credit against the U.S. stockholder's U.S. federal income tax liability and may entitle such stockholder to a refund, provided that proper information is timely provided to the IRS. Distributions may also be subject to additional state, local and foreign taxes depending on a U.S. stockholder's particular situation.

  Reportable Transactions

        Under U.S. Treasury regulations, if a U.S. stockholder recognizes a loss with respect to shares of $2 million or more for a non-corporate stockholder or $10 million or more for a corporate stockholder in any single taxable year (or a greater loss over a combination of years), the U.S. stockholder must file with the IRS a disclosure statement on Form 8886. Direct stockholders of certain portfolio securities in many cases are excepted from this reporting requirement, but under current guidance, stockholders of a regulated investment company ("RIC") under Subchapter M of the Code are not excepted. Future guidance may extend the current exception from this reporting requirement to stockholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer's treatment of the loss is proper. Significant monetary penalties apply to a failure to comply with this reporting requirement. States may also have a similar reporting requirement. Stockholders should consult their own tax advisors to determine the applicability of these regulations in light of their individual circumstances.

Conclusion and Recommendation

        The Board unanimously recommends voting FOR this proposal to approve the Plan, including the sale of all or substantially all of the Company's assets and the dissolution of the Company, pursuant to the Plan.

 STOCKHOLDER NOMINATIONS AND PROPOSALS FOR THE 2018 ANNUAL MEETING

        Stockholders may present proper nominations of candidates for director or other proposals for inclusion in the Company's proxy statement and proxy card for consideration at the 2018 Annual Meeting of Stockholders (assuming the Company is not dissolved pursuant to the Plan as proposed) by submitting such nominations or proposals in writing to the Secretary of the Company in a timely manner, calculated in the manner provided in Rule 14a-8(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), applicable state law and the Company Charter and the Company's bylaws (as amended, the "Bylaws"). The Company expects that the 2018 Annual Meeting of Stockholders (assuming the Company is not dissolved pursuant to the Plan as proposed) will be held in December 2018, but the exact date, time and location of such meeting have yet to be determined.

Deadlines for Submitting Stockholder Proposals for Inclusion in the Company's Proxy Statement and Proxy Card

        To be considered timely under Rule 14a-8(e) of the Exchange Act for inclusion in the Company's proxy statement and proxy card for a regularly scheduled annual meeting, a stockholder's proposal must be received at the Company's principal executive offices not less than 120 calendar days before the anniversary of the date the Company's proxy statement was released to stockholders for the previous year's annual meeting. Accordingly, a stockholder's proposal must be received no later than July 6, 2018 in order to be included in the Company's proxy statement and proxy card for the 2018 Annual Meeting (assuming the Company is not dissolved pursuant to the Plan as proposed).

Deadlines for Submitting Notice of Stockholder Proposals for Consideration at the Company's Annual Meeting

        The deadline for submitting notice of a stockholder's nomination of a candidate for director or other proposal for consideration at an annual meeting, under the Company's current Bylaws, is not earlier than the 150th day prior to the first anniversary of the date of release of the proxy statement for the preceding year's annual meeting nor later than 5:00 p.m., New York Time, on the 120th day prior to the first anniversary of the date of release of the proxy statement for the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the anniversary of the date of the preceding year's annual meeting, in order for notice by the stockholder to be timely, such notice must be delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., New York Time, on the later of (1) the 120th day prior to the date of such annual meeting, as originally convened, or (2) the tenth day following the day on which public announcement of the date of such meeting is first made. Accordingly, a stockholder's nomination of a candidate for director or other proposal must be received no earlier than June 6, 2018 and no later than 5:00 p.m., New York Time, on July 6, 2018 in order to be considered at the 2018 Annual Meeting (assuming the Company is not dissolved pursuant to the Plan as proposed). In order to be considered timely, such notice shall be delivered to the Secretary at the principal executive office of the Company and shall set forth all information required under Section 11 of Article II of the Bylaws.

 FINANCIAL STATEMENTS AVAILABLE

        We will furnish, without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 to any stockholder upon request. Requests should be directed to our Investor Relations Department at American Capital Senior Floating, Ltd., 245 Park Avenue, 42nd Floor, New York, New York 10167 or 888-818-5298.

HOUSEHOLDING OF PROXY MATERIALS

        The Commission has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year a number of brokers with account holders who are the Company's stockholders will be "householding" the Company's proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. If you have received notice from your broker that it will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. We will promptly deliver a separate copy of these documents to you upon written or oral request to our Investor Relations Department at American Capital Senior Floating, Ltd., 245 Park Avenue, 42nd Floor, New York, New York 10167 or 888-818-5298. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker. Stockholders who currently receive multiple copies of the proxy statement and annual report at their addresses and would like to request "householding" of their communications should contact their brokers.

Important Notice Regarding the Availability of Proxy Materials for the
Special Meeting of Stockholders to be held on June 28, 2018

        The Notice of Special Meeting of Stockholders and Proxy Statement are available at https://materials.proxyvote.com/02504D.

 OTHER MATTERS

        Under Maryland law, the only matters that may be acted on at a special meeting of stockholders are those stated in the Notice of Special Meeting of Stockholders. Accordingly, other than procedural matters relating to the proposals, no other business may properly come before the Special Meeting. Should any procedural matter requiring a vote of stockholders arise, it is the intention of the persons named in the proxy to vote in accordance with their discretion on such procedural matters.

        You are cordially invited to attend the Special Meeting in person. Whether or not you plan to attend the Special Meeting, you are requested to promptly fill out, sign, date and mail the enclosed proxy card or authorize your proxy by telephone or through the Internet as soon as possible.

By Order of the Board of Directors,

Kevin R. Braddish Director and Chief Executive Officer
New York, New York May 25, 2018

 EXHIBIT A

 AMERICAN CAPITAL SENIOR FLOATING, LTD.

PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION

        1.     This Plan of Complete Liquidation and Dissolution (the "Plan") of American Capital Senior Floating, Ltd., a Maryland corporation (the "Company"), has been approved by the Board of Directors of the Company (the "Board") as being advisable and in the best interests of the Company and its stockholders (the "Stockholders"). The Board has directed that the Plan, including the sale of all or substantially all of the Company's assets and the dissolution of the Company pursuant to the Plan, be submitted to the Stockholders for approval. The Plan shall become effective upon approval of the Plan by the Stockholders. The date of the Stockholders' approval is hereinafter referred to as the "Effective Date."

        2.     Within 30 days after the Effective Date, the proper officers of the Company shall file Form 966 with the Internal Revenue Service, together with a certified copy of the Plan, as advised and approved by the Board and approved by the Stockholders. Not less than 20 days before the filing of Articles of Dissolution with the State Department of Assessments and Taxation of the State of Maryland (the "SDAT"), the proper officers of the Company shall mail notice to all known creditors of the Company, if any, at their respective addresses shown on the records of the Company as well as all employees of the Company, if any, either at their home addresses as shown on the records of the Company, or at their business addresses, that the dissolution of the Company has been approved (alternatively, the Board may determine that the Company has no employees or known creditors).

        3.     As soon as practicable after the Effective Date, the Company shall be voluntarily liquidated and dissolved. Pursuant to the Plan, the proper officers of the Company shall perform such acts, execute and deliver such documents, and do all things as may be reasonably necessary or advisable to complete the liquidation and dissolution of the Company, including, but not limited to, the following: (a) promptly wind up the Company's affairs, collect its assets and pay or provide for its liabilities (including contingent liabilities); (b) sell all property of the Company at public or private sale; (c) prosecute, settle or compromise all claims or actions of the Company or to which the Company is subject; (d) declare and pay to or for the account of the Stockholders, at any one or more times as they may determine, liquidating distributions in cash, kind or both; (e) cancel all outstanding shares of stock of the Company upon the dissolution of the Company; (f) execute for or on behalf of the Company, in its corporate name and under its corporate seal, those contracts of sale, deeds, assignments, notices and other documents as may be necessary, desirable or convenient in connection with the carrying out of the liquidation and dissolution of the Company; (g) execute for or on behalf of the Company, in its corporate name and under its corporate seal, such forms and documents as are required by the State of Maryland, any jurisdiction in which the Company has been qualified to do business and the Federal government, including tax returns; and (h) pay all costs, fees and expenses, taxes and other liabilities incurred by the Company and/or its officers in carrying out the liquidation and dissolution of the Company. All expenses incurred by the Company and/or its officers in carrying out the Plan, including the liquidation and dissolution of the Company, shall be borne by the Company.

        4.     Upon assignment and conveyance of the assets of the Company to the Stockholders, in complete liquidation of the Company as contemplated by Sections 2 and 3 above, and the taking of all actions required under the laws of the State of Maryland in connection with the liquidation and dissolution of the Company, the proper officers of the Company shall execute and cause to be filed with the SDAT, and elsewhere as may be required or deemed appropriate, Articles of Dissolution and such other documents as may be required to dissolve the Company.

        5.     The Board and such officers of the Company as the Board may direct are hereby authorized to interpret the provisions of the Plan and are hereby authorized and directed to take such further actions, to execute such agreements, conveyances, assignments, transfers, certificates and other documents, as may in their judgment be necessary or desirable in order to wind up expeditiously the affairs of the Company and complete the liquidation thereof, including, without limitation, (a) the execution of any contracts, deeds, assignments or other instruments necessary or appropriate to sell or otherwise dispose of, any and all property of the Company, whether real or personal, tangible or intangible, (b) the appointment of other persons to carry out any aspect of the Plan, (c) the temporary investment of funds in such medium as the Board may deem appropriate, and (d) the modification or amendment of the Plan as may be necessary or appropriate to implement the Plan. In addition, the Board may abandon the Plan prior to the filing of the Articles of Dissolution of the Company if it determines that abandonment would be advisable and in the best interests of the Company and its stockholders.

        6.     This Plan is intended to constitute a plan of liquidation for purposes of Section 331 of the Internal Revenue Code of 1986, as amended, and shall be interpreted and applied consistently therewith.

        7.     Under Maryland law, stockholders will not be entitled to appraisal rights in connection with the liquidation and dissolution of the Company pursuant to this Plan.

AUTHORIZE YOUR PROXY BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. AMERICAN CAPITAL SENIOR FLOATING, LTD. 245 PARK AVENUE, 42ND FLOOR NEW YORK, NY 10167 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. AUTHORIZE YOUR PROXY BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. AUTHORIZE YOUR PROXY BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E49004-S72211 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. AMERICAN CAPITAL SENIOR FLOATING, LTD. A Proposal - The Board of Directors recommends a vote "FOR" Proposal 1. For Against Abstain ! ! ! 1.To consider and vote upon a proposal to approve the Plan of Complete Liquidation and Dissolution of the Company (the "Plan"), including the sale of all or substantially all of the Company's assets and the dissolution of the Company pursuant to the Plan. NOTE: The proxies are hereby authorized to vote in their discretion and otherwise represent the undersigned on any matter that may properly come before the meeting or any adjournment or postponement thereof. ! For address changes and/or comments, please check this box and write them on the back where indicated. NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as an attorney, executor, administrator, guardian or corporate officer, please provide your FULL title. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. E49005-S72211 AMERICAN CAPITAL SENIOR FLOATING, LTD. SPECIAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AMERICAN CAPITAL SENIOR FLOATING, LTD. FOR A SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 28, 2018 The undersigned hereby appoints Kevin R. Braddish, Ian P. Fitzgerald and Joshua M. Bloomstein, or any one of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned to attend a Special Meeting of Stockholders of American Capital Senior Floating, Ltd. (the "Company") to be held at the offices of Proskauer Rose LLP, Eleven Times Square, New York, New York 10036, on June 28, 2018 at 11:00 a.m., New York Time, and any adjournments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting, and any adjournments or postponements thereof, and otherwise to represent the undersigned at the meeting, and any adjournments or postponements thereof, with all powers possessed by the undersigned if personally present at the meeting. The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Special Meeting of Stockholders and a Proxy Statement, the terms of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to such meeting, and any adjournments or postponements thereof. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED HEREIN. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN WITH RESPECT TO THE PROPOSAL, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" THE PROPOSAL. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. Please mark, sign, date and return this proxy in the enclosed envelope. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) YOUR VOTE IS IMPORTANT. PLEASE VOTE IMMEDIATELY. CONTINUED AND TO BE SIGNED ON REVERSE SIDE Address Changes/Comments:

QuickLinks

INFORMATION ABOUT THE SPECIAL MEETING AND THE PLAN
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
STOCKHOLDER NOMINATIONS AND PROPOSALS FOR THE 2018 ANNUAL MEETING
FINANCIAL STATEMENTS AVAILABLE
HOUSEHOLDING OF PROXY MATERIALS
Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on June 28, 2018
OTHER MATTERS
EXHIBIT A
AMERICAN CAPITAL SENIOR FLOATING, LTD.
PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION